Arthur Andersen LLP








                    Consent of Independent Public Accountants



As independent public accountants, we hereby consent to the use of our report dated February 2, 1998 (and to all references to our firm) included in or made a part of Pioneer Growth Shares Post-Effective Amendment No. 57 and Amendment No. 28 to Registration Statement File Nos. 2-28274 and 811-01604, respectively.



/s/ Arthur Andersen LLP
Arthur Andersen LLP

Boston, Massachusetts
February 13, 1998